Exhibit 99.1

FMC Corporation		FMC Corporation
1735 Market Street
Philadelphia, PA 19103

News Release		215.299.6000 phone
215.299.5998 fax

For Release: Immediate		www.fmc.com

Media contact: Jim Fitzwater - 215.299.6633
Investor relations contact: Andrew Sandifer - 215.299.6119
FMC Corporation Announces Second Quarter 2012 Results

•	Sales of $905.2 million, up 11 percent from the prior-year period

•	Adjusted earnings of $0.92 per diluted share, up 20 percent from the prior-year period

•	Agricultural Products' segment earnings up 18 percent; Specialty Chemicals' segment earnings down 6 percent; Industrial Chemicals' segment earnings up 18 percent

•	Third quarter 2012 outlook for adjusted earnings of $0.70 - $0.80 per diluted share, a 9 percent increase from the prior-year period at midpoint of range

•	Full-year 2012 outlook for adjusted earnings of $3.42 to $3.52 per diluted share, a 16 percent increase at midpoint of range; raises lower end of range versus previous outlook

PHILADELPHIA, July 31, 2012 - FMC Corporation (NYSE:FMC) today reported second quarter sales of $905.2 million, an 11 percent increase over the same period in 2011. The company reported net income of $104.9 million, or $0.76 per diluted share, in the second quarter of 2012, versus net income of $107.2 million, or $0.74 per diluted share, in the second quarter of 2011. This quarter's results include charges of $22.0 million after tax, or $0.16 per diluted share, compared to charges of $3.3 million after tax, or $0.03 per diluted share, in the prior-year quarter. Excluding these items in both periods, adjusted earnings were $0.92 per diluted share in the current quarter, an increase of 20 percent versus the prior-year quarter.

Pierre Brondeau, FMC president, CEO and chairman, said, “Our second quarter 2012 results continue to demonstrate the strength of FMC's advantaged portfolio. Agricultural Products showed vigorous growth, driven by overall strong conditions in North America and continued robust demand in Latin America. Specialty Chemicals' results were down slightly as expected, with the continuing impacts of the operational issues we faced in our Lithium business in the first quarter offsetting steady performance from our BioPolymer business. Industrial Chemicals delivered another double-digit increase in earnings, driven by higher selling prices across the segment, particularly in soda ash, higher volumes, and the continued shift toward specialties in the Peroxygens business.”
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Revenue in Agricultural Products of $393.6 million increased 19 percent versus the prior-year quarter with substantial sales gains in Latin America and North America. In Latin America, sales increased significantly, driven by continued strength in sugar cane, growth in soybeans, and sales from our new market access joint venture in Argentina. In North America, sales also increased significantly due to strong demand for proprietary herbicides, higher insecticide sales, and increased non-crop sales. Asia and Europe/Middle East/Africa sales were marginally down versus the prior-year period. Segment earnings of $111.2 million increased 18 percent versus the year-ago quarter driven by strong volume growth, partially offset by higher spending on targeted growth initiatives.

Revenue in Specialty Chemicals was $235.4 million, up 3 percent versus the year-ago quarter as higher selling prices across all businesses were partially offset by unfavorable exchange rate impacts from the weakening euro on the BioPolymer business. Segment earnings were down 6 percent to $52.7 million, as anticipated, with higher prices across the segment more than offset by the continuing impacts of first quarter operational issues in Lithium, higher raw material costs in BioPolymer, increased investment to support growth initiatives in BioPolymer, in particular in natural colors, and unfavorable exchange rate impacts.

Revenue in Industrial Chemicals of $277.1 million increased 9 percent from the year-ago quarter, driven by higher selling prices and volume growth across the segment. Segment earnings of $42.8 million increased 18 percent as a result of the sales gains and the continued favorable mix shift in Peroxygens toward specialties markets.

Corporate expense was $14.7 million versus $15.6 million in the prior-year quarter. Interest expense, net, was $11.5 million as compared to $10.5 million in the year-ago quarter. On June 30, 2012, gross consolidated debt was $856.5 million, and debt, net of cash, was $781.0 million. For the quarter, depreciation and amortization was $34.5 million and capital expenditures were $42.4 million.

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Outlook

Regarding the company's outlook for 2012, Brondeau said, “For the full year 2012, we have raised slightly the lower end of our previous outlook and now expect adjusted earnings of $3.42 to $3.52 per diluted share, a 16 percent increase above last year at the midpoint of this range. Our Agricultural Products segment expects to achieve its ninth consecutive year of record earnings, delivering a year-on-year percentage increase in earnings in the high-teens, reflecting increased volumes, particularly in Latin America, North America and Asia, due to strong market conditions and growth from new and acquired products, but partially offset by higher spending on targeted growth initiatives. Segment earnings in Specialty Chemicals are expected to be flat for the year. In BioPolymer, we are anticipating the eighth consecutive year of record earnings, with higher selling prices and volume growth expected to be partially offset by higher raw material costs, increased spending on targeted growth initiatives, and unfavorable exchange rate impacts. In Lithium, poor evaporative conditions during the Argentine winter have not allowed brine concentrations to recover from the impacts of heavy rainfall in the first quarter as expected. This has limited our ability to exploit the capacity expansion brought on-line in the first quarter, and will result in continuing capacity constraints and higher manufacturing costs well into the third quarter.

“And in our Industrial Chemicals segment, we expect a year-on-year percentage earnings increase in the high-teens due to higher volumes and selling prices in soda ash and specialty peroxygens and the continued mix shift toward specialty peroxygens. Across the company, we continue to see the benefits of our organic growth initiatives and the accretive impacts of the external growth initiatives completed last year.”

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Brondeau concluded, “For the third quarter of 2012, we expect adjusted earnings of $0.70 to $0.80 per diluted share, a 9 percent increase above the same period last year at the midpoint of this range. In Agricultural Products, we expect segment earnings to be up approximately 10 percent reflecting strong growth in Latin America, especially Brazil, partially offset by continued investment in targeted growth initiatives. Specialty Chemicals' segment earnings are projected to be down approximately 5 percent as higher selling prices across the segment and volume growth in BioPolymer are offset by higher operating costs in Lithium, where we have taken the difficult but necessary decision to limit production in the third quarter in order to assist in the recovery of inventory levels in the evaporative ponds. And in Industrial Chemicals, we expect third quarter segment earnings to be up in the mid-teens percent driven by higher selling prices in soda ash and specialty peroxygens, volume growth in soda ash and the continued mix shift toward specialty peroxygens.”

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Share and per share financial data discussed in this press release and the accompanying financial tables reflect the two-for-one split of FMC's common stock completed May 24, 2012.

FMC will conduct its second quarter conference call and webcast at 10:00 a.m. ET on Wednesday, August 1, 2012. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the company will also provide supplemental information on the web including its 2012 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

FMC Corporation is a diversified chemical company serving agricultural, industrial, environmental and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2011 FMC had annual sales of approximately $3.4 billion. The company employs approximately 5,000 people throughout the world and operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals. For more information, visit www.FMC.com.

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Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2011 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

# # #

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue	$905.2	$812.2	$1,845.9	$1,607.2

Costs of sales and services	567.4	513.4	1,160.8	1,020.3

Gross margin	337.8	298.8	685.1	586.9
	—
Selling, general and administrative expenses	128.3	108.9	257.4	214.8
Research and development expenses	28.4	25.0	56.9	47.7
Restructuring and other charges (income)	5.6	9.3	7.3	13.8
Total costs and expenses	729.7	656.6	1,482.4	1,296.6
Income from operations	175.5	155.6	363.5	310.6
Equity in (earnings) loss of affiliates	0.3	(1.7)	0.2	(2.6)
Interest expense, net	11.5	10.5	22.8	20.4

Income from continuing operations before income taxes	163.7	146.8	340.5	292.8
Provision for income taxes	45.3	25.7	90.1	66.3
Income from continuing operations	118.4	121.1	250.4	226.5
Discontinued operations, net of income taxes	(8.1)	(8.9)	(15.5)	(16.9)
Net income	$110.3	$112.2	$234.9	$209.6
Less: Net income attributable to noncontrolling interests	5.4	5.0	10.9	8.4
Net income attributable to FMC stockholders	$104.9	$107.2	$224.0	$201.2

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$113.0	$116.1	$239.5	$218.1
Discontinued operations, net of tax	(8.1)	(8.9)	(15.5)	(16.9)
Net income	$104.9	$107.2	$224.0	$201.2
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.82	$0.81	$1.73	$1.52
Discontinued operations	(0.06)	(0.06)	(0.11)	(0.12)
Basic earnings per common share	$0.76	$0.75	$1.62	$1.40
Average number of shares used in basic earnings per share computations	137.2	143.2	137.9	143.1
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.82	$0.80	$1.72	$1.51
Discontinued operations	(0.06)	(0.06)	(0.11)	(0.12)
Diluted earnings per common share	$0.76	$0.74	$1.61	$1.39
Average number of shares used in diluted earnings per share computations	138.3	144.4	139.0	144.3

Other Data:
Capital expenditures	$42.4	$40.7	$81.2	$71.1
Depreciation and amortization expense	$34.5	$32.3	$66.7	$62.7

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)*
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue	$905.2	$812.2	$1,845.9	$1,607.2

Costs of sales and services	564.2	513.4	1,154.2	1,020.3

Gross margin	341.0	298.8	691.7	586.9

Selling, general and administrative expenses	119.2	104.4	239.2	205.8
Research and development expenses	28.4	25.0	56.9	47.7
Equity in (earnings) loss of affiliates	0.3	(1.7)	0.2	(2.6)
Net income attributable to noncontrolling interests	5.4	5.0	10.9	8.4

Total costs and expenses	717.5	646.1	1,461.4	1,279.6

Adjusted earnings from continuing operations, before interest and income taxes	$187.7	$166.1	$384.5	$327.6

Interest expense, net	11.5	10.5	22.8	20.4
Adjusted earnings from continuing operations, before income taxes	$176.2	$155.6	$361.7	$307.2

Provision for income taxes	49.3	45.1	99.4	89.1

Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP)*	$126.9	$110.5	$262.3	$218.1

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.92	$0.77	$1.89	$1.51
Average number of shares used in diluted after-tax earnings per share computations	138.3	144.4	139.0	144.3
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* The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investor and securities analysts. Adjusted earnings excludes the effects of restructuring and other charges and income, non-operating retirement-related costs, acquisition-related charges and tax related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income attributable to FMC stockholders (GAAP)	$104.9	$107.2	$224.0	$201.2
Discontinued operations, net of income taxes (a)	8.1	8.9	15.5	16.9
Restructuring and other (income) charges, net (b)	5.6	9.3	7.3	13.8
Non-operating pension and postretirement charges (c)	9.1	4.5	18.2	9.0
Acquisition-related charges (d)	3.2	—	6.6	—
Tax effect of restructuring and other (income) charges, non-operating pension and postretirement charges and acquisition-related charges	(6.4)	(4.6)	(11.7)	(7.7)
Tax adjustments (e)	2.4	(14.8)	2.4	(15.1)

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$126.9	$110.5	$262.3	$218.1

Diluted earnings per common share (GAAP)	$0.76	$0.74	$1.61	$1.39
Discontinued operations per diluted share	0.06	0.06	0.11	0.12
Restructuring and other (income) charges per diluted share, before tax	0.04	0.07	0.05	0.10
Non-operating pension and postretirement charges per diluted share, before tax	0.07	0.03	0.13	0.06
Acquisition-related charges per diluted share, before tax	0.02	—	0.05	—
Tax effect of restructuring and other (income) charges, non-operating pension and postretirement charges and acquisition-related charges, per diluted share	(0.05)	(0.03)	(0.08)	(0.05)
Tax adjustments per diluted share	0.02	(0.10)	0.02	(0.11)

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.92	$0.77	$1.89	$1.51

Average number of shares used in diluted adjusted after-tax earnings from continuing operations per share computations	138.3	144.4	139.0	144.3
____________________
(a) Discontinued operations for the three and six months ended June 30, 2012 and 2011, respectively, primarily includes provisions for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
(b) 2012:
Restructuring and other charges (income) for the three months ended June 30, 2012, include charges associated with continuing environmental sites as a Corporate charge ($1.5 million). Remaining restructuring and other charges (income) for the three months ended June 30, 2012 include net miscellaneous charges of $4.1.

Restructuring and other charges (income) for the six months ended June 30, 2012, include charges associated with continuing environmental sites as a Corporate charge ($2.5 million). Remaining restructuring and other charges (income) for the six months ended June 30, 2012 include net miscellaneous charges of $4.8 million.

2011:
Restructuring and other charges (income) for the three months ended June 30, 2011, include charges related to the phase out of our Sodium Percarbonate facility, which is part of our Industrial Chemicals segment ($5.5 million); charges from the restructuring activities associated with our Huelva, Spain facility, which is part of our Industrial Chemicals segment ($0.8 million); and additional miscellaneous exit and disposal costs of $0.1 million. We also incurred charges associated with continuing environmental sites as a Corporate charge ($1.9 million). Remaining restructuring and other charges (income) for the three months ended June 30, 2011, include net miscellaneous charges of $1.0 million.
Restructuring and other charges (income) for the six months ended June 30, 2011, include charges related to the phase-out of our Sodium Percarbonate facility, which is part of our Industrial Chemicals segment ($5.5 million); charges from the restructuring activities associated with our Huelva, Spain facility, which is part of our Industrial Chemicals segment ($1.5 million); and additional miscellaneous exit and disposal costs of $2.2 million. We also incurred charges associated with continuing environmental sites as a Corporate charge ($3.0 million). Remaining restructuring and other charges (income) for the six months ended June 30, 2011, include net miscellaneous charges of $1.6 million.
(c) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(d) Charges related to the expensing of the inventory fair value step-up resulting from the application of purchase accounting. The charges for three and six months ended June 30, 2012 relate to a number of acquisitions completed in 2011 and in the second quarter of 2012. On the consolidated statements of income, the charges are included in “Costs of sales and services”. No such charges occurred for the three and six month periods ended June 30, 2011.
(e) Tax adjustments for the three and six months ended June 30, 2012 are primarily the result of an increase to our valuation allowance related to foreign operations for tax losses not expected to be fully recoverable in future years. Tax adjustments for the three and six months ended June 30, 2011, are primarily a result of a reduction in our liability for unrecognized tax benefits due to settlements of audits.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES, (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income attributable to FMC stockholders (GAAP)	$104.9	$107.2	$224.0	$201.2
Discontinued operations, net of income taxes	8.1	8.9	15.5	16.9
Restructuring and other (income) charges, net	5.6	9.3	7.3	13.8
Non-operating pension and postretirement charges	9.1	4.5	18.2	9.0
Acquisition-related charges	3.2	—	6.6	—
Interest expense, net	11.5	10.5	22.8	20.4
Provision for income taxes	45.3	25.7	90.1	66.3
Adjusted earnings from continuing operations, before interest and income taxes (Non-GAAP)	$187.7	$166.1	$384.5	$327.6

RECONCILIATION OF FREE CASH FLOW
(Unaudited, in millions)

	Six Months Ended
	June 30,
	2012	2011
Cash provided (required) by operating activities (GAAP)	$267.9	$163.0
Excess tax benefits from share-based compensation (GAAP)	6.2	5.2
Cash provided (required) by operating activities of discontinued operations (GAAP)	(20.9)	(19.2)
Cash provided (required) by investing activities, excluding acquisitions, net of cash acquired (GAAP)	(100.6)	(78.9)

Free Cash Flow (Non-GAAP)	$152.6	$70.1

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue
Agricultural Products	$393.6	$329.6	$847.8	$673.2
Specialty Chemicals	235.4	228.5	451.3	438.6
Industrial Chemicals	277.1	254.8	549.7	497.3
Eliminations	(0.9)	(0.7)	(2.9)	(1.9)
Total	$905.2	$812.2	$1,845.9	$1,607.2
Income from continuing operations before income taxes
Agricultural Products	111.2	94.3	241.0	194.8
Specialty Chemicals	52.7	56.0	97.0	100.9
Industrial Chemicals	42.8	36.2	90.9	76.5
Eliminations	—	0.1	—	—
Segment operating profit	206.7	186.6	428.9	372.2
Corporate	(14.7)	(15.6)	(28.9)	(32.4)
Other income (expense), net	(4.3)	(4.9)	(15.5)	(12.2)
Adjusted earnings from continuing operations, before interest and income taxes	$187.7	$166.1	$384.5	$327.6

Restructuring and other income (charges) (a)	(5.6)	(9.3)	(7.3)	(13.8)
Interest expense, net	(11.5)	(10.5)	(22.8)	(20.4)
Non-operating pension and postretirement charges (b)	(9.1)	(4.5)	(18.2)	(9.0)
Acquisition-related charges (c)	(3.2)	—	(6.6)	—
Provision for income taxes	(45.3)	(25.7)	(90.1)	(66.3)
Discontinued operations, net of income taxes	(8.1)	(8.9)	(15.5)	(16.9)
Net income attributable to FMC stockholders	$104.9	$107.2	$224.0	$201.2
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(a) Amounts for the three months ended June 30, 2012, relate to Agricultural Products ($1.3 million), Specialty Chemicals ($0.1 million), Industrial Chemicals ($2.8 million) and Corporate ($1.4 million). Amounts for the three months ended June 30, 2011, relate to Agricultural Products ($0.7 million), Specialty Chemicals ($0.1 million), Industrial Chemicals ($6.6 million) and Corporate ($1.9 million). Amounts for the six months ended June 30, 2012, relate to Agricultural Products ($1.7 million), Specialty Chemicals ($0.1 million-gain), Industrial Chemicals ($3.7 million) and Corporate ($2.0 million). Amounts for the six months ended June 30, 2011, relate to Agricultural Products ($0.7 million), Specialty Chemicals ($1.6 million), Industrial Chemicals ($8.5 million) and Corporate ($3.0 million).
(b) See Note (c) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(c) See Note (d) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30, 2012	December 31, 2011
Cash and cash equivalents	$75.5	$158.9
Trade receivables, net	993.7	931.3
Inventories	559.6	470.3
Other current assets	171.6	173.4
Deferred income taxes	152.3	135.5
Total current assets	1,952.7	1,869.4

Property, plant and equipment, net	1,021.0	986.8
Goodwill	261.3	225.9
Deferred income taxes	203.8	246.9
Other long-term assets	468.8	414.5
Total assets	$3,907.6	$3,743.5

Short-term debt	$41.6	$27.0
Current portion of long-term debt	4.9	19.5
Accounts payable, trade and other	366.4	458.3
Guarantees of vendor financing	29.1	18.5
Accrued pensions and other postretirement benefits, current	9.2	9.2
Other current liabilities	545.2	387.4
Total current liabilities	996.4	919.9

Long-term debt	810.0	779.1
Long-term liabilities	714.7	740.4
Equity	1,386.5	1,304.1
Total liabilities and equity	$3,907.6	$3,743.5

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2012	2011
Cash provided (required) by operating activities	$267.9	$163.0

Cash provided (required) by operating activities of discontinued operations	(20.9)	(19.2)

Cash provided (required) by investing activities:
Capital expenditures	(81.2)	(71.1)
Other investing activities	(117.8)	(7.8)
	(199.0)	(78.9)
Cash provided (required) by financing activities:
Net borrowings (repayments) under committed credit facilities	26.0	—
Increase (decrease) in short-term debt	15.4	8.4
Repayments of long-term debt	(15.0)	(23.9)
Proceeds from borrowings of long-term debt	5.4	—
Distributions to noncontrolling interests	(7.0)	(5.8)
Dividends paid	(22.9)	(19.8)
Repurchases of common stock under publicly announced program	(144.9)	(10.0)
Other repurchases of common stock	(3.1)	(3.7)
Excess tax benefits from share-based compensation	6.2	5.2
Issuances of common stock, net	11.0	7.8
Contingent consideration paid	(2.0)	—
	(130.9)	(41.8)
Effect of exchange rate changes on cash	(0.5)	2.0
Increase (decrease) in cash and cash equivalents	(83.4)	25.1

Cash and cash equivalents, beginning of year	158.9	161.5

Cash and cash equivalents, end of period	$75.5	$186.6